EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-57685) of our reports dated March 4, 1996 relating to the financial statements of Huxley Envelope Corporation and March 6, 1996 relating to the financial statement of United Envelope Co., Inc. and its affiliate. Rex Envelope Co., Inc., included in Workflow Management, Inc.'s Annual Report on Form 10-K for the year ended April 25, 1998.

HERTZ, HERSON & COMPANY, LLP
New York, New York
July 20, 1998